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                                   EXHIBIT 21


                            FRANKLIN RESOURCES, INC.
                              LIST OF SUBSIDIARIES

                                                                  State or
                                                                  Nation of
Name                                                              Incorporation
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

Closed Joint-Stock Company Templeton                              Russia
Continental Property Management Company                           California
FCC Receivables Corp.                                             Delaware
FTCI (Cayman) Ltd.                                                Cayman Islands
FTI-Banque Fiduciary Trust                                        Switzerland
FTI Institutional, LLC                                            Delaware
Fiduciary Financial Services Corp.                                New York
Fiduciary International, Inc.                                     New York
Fiduciary International Holding, Inc.                             New York
Fiduciary International Ireland Limited                           Ireland
Fiduciary Investment Corporation                                  New York
Fiduciary Investment Management International, Inc.               Delaware
Fiduciary Tax Services, Inc.                                      New York
Fiduciary Trust (International) S.A.                              Switzerland
Fiduciary Trust Company International                             New York
Fiduciary Trust International Asia Limited                        Hong Kong
Fiduciary Trust International Australia Limited                   Australia
Fiduciary Trust International Investment Management, Inc.         Japan
Fiduciary Trust International Limited                             England
Fiduciary Trust International of California                       California
Fiduciary Trust International of Delaware                         Delaware
Fiduciary Trust International of the South                        Florida
Franklin Advisers, Inc.                                           California
Franklin Advisory Services, LLC                                   Delaware
Franklin Agency, Inc.                                             California
Franklin Capital Corporation                                      Utah
Franklin Investment Advisory Services, Inc.                       Delaware
Franklin Mutual Advisers, LLC                                     Delaware
Franklin Private Client Group, Inc.                               California
Franklin Properties, Inc.                                         California
Franklin Receivables , LLC                                        Delaware
Franklin Templeton Alternative Strategies, LLC                    Delaware
Franklin Templeton Bank & Trust, F.S.B.                           United States
Franklin Templeton Companies, LLC                                 Delaware
Franklin Templeton France S.A.                                    France
Franklin Templeton Global Investors Limited                       United Kingdom
Franklin Templeton Holding Limited                                Mauritius
Franklin Templeton International Services S.A.                    Luxembourg
Franklin Templeton Investment Management Limited                  United Kingdom
Franklin Templeton Investment Services GmbH                       Germany
Franklin Templeton Investment Trust Management Company, Ltd.      Korea
Franklin Templeton Investments (Asia) Limited                     Hong Kong
Franklin Templeton Investments Australia Limited                  Australia
Franklin Templeton Investments Corp.                              Canada
Franklin Templeton Investments Japan Limited                      Japan
Franklin Templeton Investor Services, LLC                         Delaware
Franklin Templeton Italia Sim SpA                                 Italy
Franklin Templeton Management Luxembourg SA                       Luxembourg
Franklin Templeton NIB Asset Management (Pty) Ltd.                South Africa
Franklin Templeton NIB Investments Limited                        South Africa
Franklin Templeton NIB Management Company Limited                 South Africa
Franklin Templeton Services, LLC                                  Delaware
Franklin Templeton Services Limited                               Ireland
Franklin/Templeton Distributors, Inc.                             New York
Franklin/Templeton Travel, Inc.                                   California
FS Capital Group                                                  California
FS Properties, Inc.                                               California
FTTrust Company                                                   Florida
Happy Dragon Holdings Ltd.                                        British Virgin Islands
Property Resources, Inc.                                          California
Templeton (Switzerland) Ltd.                                      Switzerland
Templeton Asian Direct Investments Limited                        Hong Kong
Templeton Asset Management (India) Pvt. Ltd.                      India
Templeton Asset Management (Labuan) Limited                       Malaysia
Templeton Asset Management Ltd.                                   Singapore
Templeton Capital Advisors Ltd.                                   Bahamas
Templeton China Research Limited                                  Hong Kong
Templeton do Brasil Ltda.                                         Brazil
Templeton Franklin Global Distributors, Ltd.                      Bermuda
Templeton Funds Annuity Company                                   Florida
Templeton Global Advisors Limited                                 Bahamas
Templeton Global Holdings Ltd.                                    Bahamas
Templeton Heritage Limited                                        Canada
Templeton International, Inc.                                     Delaware
Templeton Investment Counsel, LLC                                 Delaware
Templeton Investment Holdings (Cyprus) Limited                    Cyprus
Templeton Research and Management Venezuela, C.A.                 Venezuela
Templeton Research Poland SP.z.o.o.                               Poland
Templeton Restructured Investments, L.L.C.                        Delaware
Templeton Trust Services Pvt. Ltd.                                India
Templeton Worldwide, Inc.                                         Delaware
Templeton/Franklin Investment Services, Inc.                      Delaware

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*All  subsidiaries  currently  do business  principally  under their  respective corporate name except as follows: Templeton/Franklin Investment Services, Inc. operates as Templeton Private Client Group; Franklin Private Client Group, Inc. conducts business as Private Client Group. Some Templeton subsidiaries also on occasion use the name Templeton Worldwide.